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EXHIBIT 11.1



                         QUICKRESPONSE SERVICES, INC.

                      COMPUTATION OF EARNINGS PER SHARE

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 (UNAUDITED)



                                                    Three Months Ended
                                                        March 31,
                                                  -----------------------
                                                    1996           1995
                                                  ---------     ---------
PRIMARY SHARES
Weighted average common shares outstanding        8,312,838     8,160,079
Common equivalent shares                            261,134       270,270
                                                  ---------     ---------
                                                  8,573,972     8,430,349
                                                  ---------     ---------
                                                  ---------     ---------
Net earnings                                         $1,371        $1,012
                                                  ---------     ---------
                                                  ---------     ---------
Earnings per common and common equivalent share       $0.16         $0.12
                                                  ---------     ---------
                                                  ---------     ---------



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